Exhibit 99.1

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Overview

      The following is a general discussion of the material federal income tax consequences of the ownership and disposition of units of Spieker Partnership, L.P. The information in this section is based on the current provisions of the Internal Revenue Code of 1986, as amended, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, and current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives such a ruling, and court decisions. However, future legislation, Treasury regulations, administrative interpretations and court decisions could significantly change current law or adversely affect current interpretations of existing law. Changes in the applicable law could apply retroactively. Spieker Partnership has not requested and does not plan to request any rulings from the Internal Revenue Service concerning the tax treatment of Spieker Partnership or the ownership of interests in Spieker Partnership. Thus, it is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court would agree with the Internal Revenue Service.

      Because this discussion is intended to address only the U.S. federal income tax consequences of the ownership of Spieker Partnership units that would apply to all Spieker Partnership unitholders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that the tax consequences to you may vary depending on your particular tax situation, including the circumstances under which you originally acquired your Spieker Partnership units and subsequent events that may have affected your Spieker Partnership units. In addition, you may be subject to special rules that are not discussed below if you are:

•	a tax-exempt organization;

•	a broker-dealer;

•	a person who acquired Spieker Partnership units pursuant to The Spieker Properties, Inc. Merit Plan;

•	a person who does not hold its Spieker Partnership units as a capital asset;

•	a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as “non-U.S. persons;”

•	a trust;

•	an estate;

•	a regulated investment company;

•	an insurance company;

•	a U.S. expatriate; or

•	otherwise subject to special tax treatment under the Internal Revenue Code.

      THIS SUMMARY DOES NOT ADDRESS ANY TAX CONSEQUENCES OF AN ACQUISITION OF SPIEKER PARTNERSHIP, SUCH AS THE PROPOSED MERGER OF SPIEKER PARTNERSHIP WITH AND INTO EOP OPERATING LIMITED PARTNERSHIP. Information regarding the tax consequences of the proposed partnership merger has been or will be provided to you in a consent solicitation/information statement/prospectus filed with the Securities Exchange Commission on Form S-4 by Equity Office Properties Trust, EOP Operating Limited Partnership and Spieker Partnership. In addition, this summary does not address any state, local, or non-U.S. tax consequences of the ownership of Spieker Partnership units. This discussion is not intended to be, and should not be construed as, tax advice. You are urged to consult with your own tax advisor to determine, among other things, the effect of the proposed partnership merger and the ownership and disposition of Spieker Partnership units on your individual tax situation, including any state, local or non-U.S. tax consequences that may apply to you.

      As noted above, this discussion does not address any tax consequences to Spieker Partnership unitholders that are non-U.S. persons. Spieker Partnership believes that none of its unitholders is a non-U.S. person for U.S. federal income tax purposes. However, special tax considerations may apply to a Spieker Partnership unitholder that itself is a U.S. partnership or limited liability company but which has non-U.S. persons as partners or members. Accordingly, any Spieker Partnership unitholder that is a partnership or limited liability company and whose partners or members include non-U.S. persons should consult with its own tax advisor regarding any special U.S. tax consequences to it and its partners or members.

Tax Status of Spieker Partnership

      An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account its allocable share of income, gains, losses, deductions and credits of the partnership in computing its federal income tax liability, even if no cash distributions are made by the partnership to the partner. Distributions of money by a partnership to a partner generally are not taxable unless the amount of the distribution exceeds the partner’s adjusted basis in its partnership interest.

      Under the Treasury regulations under section 7701 of the Internal Revenue Code, an entity that is organized under state law as a partnership that is not a “publicly traded partnership” will be treated as a partnership for tax purposes unless it elects to be treated as a corporation. Spieker Partnership has not elected, and will not elect, to be treated as a corporation.

      An entity that is classified as a partnership under these regulations nevertheless will be taxable as a corporation if it is a “publicly traded partnership” (within the meaning of section 7704 of the Internal Revenue Code) that fails to satisfy a “90% qualifying income” test under section 7704 of the Internal Revenue Code. A partnership is a publicly traded partnership under section 7704 of the Internal Revenue Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

      Spieker Partnership currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. Moreover, Spieker Partnership believes that even if it were a publicly traded partnership, it would not be taxed as a corporation because at least 90% of its gross income consists of “qualifying income.” Under section 7704 of the Internal Revenue Code, a publicly traded partnership will not be taxed as a corporation if at least 90% of its gross income consists of “qualifying income.” Qualifying income generally includes real property rents and other specified types of passive and portfolio income and includes any income that would qualify under section 856(c)(2) of the Internal Revenue Code for purposes of the income tests applicable to a real estate investment trust (“REIT”). Spieker Partnership believes that, prior to the proposed merger with EOP Operating Limited Partnership, it has had sufficient qualifying income so that it will be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to Spieker Properties in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar in many respects. In addition, failure of Spieker Partnership to qualify as a partnership for tax purposes would cause Spieker Properties to fail to qualify as a REIT. Therefore, it is likely that Spieker Properties will manage Spieker Partnership in such a way that Spieker Properties will meet the gross income tests applicable to REITs and Spieker Partnership will have qualifying income sufficient for it to avoid being taxed as a corporation.

      If Spieker Partnership were a publicly traded partnership, but were not taxed as a corporation for federal income tax purposes because it satisfied the 90% qualifying income requirement, holders of Spieker Partnership units would be subject to special passive loss rules, discussed below, applicable to publicly traded partnerships.

      This entire discussion assumes that Spieker Partnership will be treated as a partnership for federal income tax purposes. If Spieker Partnership were instead taxable as a corporation, most, if not all, of the tax consequences described below would not apply and distributions to Spieker Partnership unitholders could be materially reduced. In addition, if Spieker Partnership were taxable as a corporation, Spieker Properties would fail to qualify as a REIT under the Internal Revenue Code and would be taxable as a regular corporation. This would likely have the effect of reducing the value of Spieker Properties common shares, which, in turn, would adversely affect the value of Spieker Partnership units because Spieker Partnership units are convertible into Spieker Properties common shares or, in certain circumstances, their cash equivalent.

Tax Consequences of Ownership of Spieker Partnership Units

      Income and Deductions in General. Each Spieker Partnership unitholder will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of Spieker Partnership. Each Spieker Partnership unitholder will be required to include these items on its federal income tax return even if the unitholder has not received any cash distributions from Spieker Partnership. For each taxable year, Spieker Partnership is required to furnish to each Spieker Partnership unitholder a Schedule K-1 that sets forth the unitholder’s allocable share of any income, gains, losses, deductions and credits of Spieker Partnership. Spieker Partnership is not required to pay any federal income tax directly.

      Treatment of Spieker Partnership Distributions. Distributions of money by Spieker Partnership to a Spieker Partnership unitholder, including deemed distributions that result from a reduction in the unitholder’s share of Spieker Partnership liabilities, generally will result in taxable gain to the unitholder only if and to the extent that the distribution exceeds the unitholder’s basis in its Spieker Partnership units immediately before the distribution. A portion of the gain may be taxable as ordinary income. Any reduction in a Spieker Partnership unitholder’s share of recourse liabilities, and any reduction in a Spieker Partnership unitholder’s share of Spieker Partnership’s nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, or otherwise, will constitute a deemed distribution of money to such unitholder. In addition, an issuance of additional units by Spieker Partnership without a corresponding increase in Spieker Partnership’s nonrecourse liabilities could decrease a Spieker Partnership unitholder’s share of Spieker Partnership nonrecourse liabilities, resulting in a deemed distribution of money to a Spieker Partnership unitholder.

      A distribution of property other than money by Spieker Partnership to its unitholders ordinarily does not result in the recognition of gain or loss by either Spieker Partnership or the unitholder unless the property is a marketable security for purposes of section 731(c) of the Internal Revenue Code and the exceptions to the requirement for recognition of gain do not apply. Marketable securities, for these purposes, include actively traded securities or equity interests in another entity that are readily convertible into or exchangeable for money or marketable securities. A marketable security would be treated as money and the unitholder would recognize gain, but not loss, to the extent described above. There can be no assurance that Spieker Partnership will not make distributions of property that are considered marketable securities or that an exception to the gain recognition requirement would apply to any such distribution.

      Upon the distribution of property to another partner within seven years of when the property was contributed to the partnership, section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at time of the contribution. Similarly, section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner’s deferred gain upon the distribution to that partner of other partnership property (other than money) within seven years of when that partner contributed appreciated property to the partnership.

      Initial Basis of Units. In general, a Spieker Partnership unitholder will have an initial basis in its Spieker Partnership units equal to the adjusted basis of any property and the amount of any cash the unitholder contributed to the partnership. A unitholder’s basis will also include the unitholder’s share, if any, of Spieker Partnership’s nonrecourse liabilities (including Spieker Partnership’s share of any nonrecourse liabilities of a partnership in which Spieker Partnership holds an interest) and the unitholder’s share, if any, of recourse liabilities with respect to which it is considered to bear the economic risk of loss. Unitholders should consult their own tax advisors regarding the extent to which they may be considered to bear the economic risk of loss with respect to liabilities of Spieker Partnership. In particular, Spieker Partnership does not offer any assurance that a Spieker Partnership unitholder’s guarantee of Spieker Partnership debt or entry into a deficit restoration obligation has been or will be effective for federal income tax purposes to cause such unitholder to be considered to bear the economic risk of loss with respect to liabilities of Spieker Partnership.

      A Spieker Partnership unitholder’s initial basis in its Spieker Partnership units generally will be increased by the unitholder’s share of:

•	Spieker Partnership taxable income;

•	Spieker Partnership’s income, if any, that is exempt from tax;

•	any increases in nonrecourse liabilities incurred by Spieker Partnership; and

•	recourse liabilities to the extent the Spieker Partnership unitholder is considered to bear the economic risk of loss with respect to such liabilities. Unitholders should consult their own tax advisors regarding the extent to which they may be considered to bear the economic risk of loss with respect to liabilities of Spieker Partnership.

      Generally, a Spieker Partnership unitholder’s initial basis in its units thereafter will be decreased, but not below zero, by the unitholder’s share of:

•	the amount of any cash and the adjusted basis of assets distributed by Spieker Partnership;

•	decreases in liabilities of Spieker Partnership, including any decrease in its share of the nonrecourse liabilities of Spieker Partnership and any recourse liabilities for which it is considered to bear the economic risk of loss;

•	losses of Spieker Partnership; and

•	nondeductible expenditures of Spieker Partnership that are not chargeable to capital.

      Allocations of Spieker Partnership Income, Gain, Loss and Deductions. The partnership agreement of Spieker Partnership generally prescribes the method for allocating net losses and net income among the Spieker Partnership unitholders, including Spieker Properties. Under section 704(b) of the Internal Revenue Code, a partnership’s allocation of any item of income, gain, loss or deduction to a partner will be given effect for federal income tax purposes so long as it has “substantial economic effect,” or is otherwise in accordance with the “partner’s interest in the partnership.” If an allocation of an item does not satisfy this standard, it will be reallocated among the partners on the basis of their respective interests in the partnership, taking into account all facts and circumstances. Spieker Partnership believes that the allocations of items of income, gain, loss and deduction under the partnership agreement will be considered to have substantial economic effect under the applicable Treasury regulations.

      Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the “book-tax difference.” A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes.

      The partnership agreement of Spieker Partnership requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a “reasonable method” for allocation of items affected by section 704(c) of the Internal Revenue Code. As a result of the application of section 704(c) of the Internal Revenue Code and related Treasury regulations, Spieker Partnership unitholders who acquired their units in exchange for a contribution of appreciated property will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by Spieker Partnership of the contributed assets. This will tend to eliminate the book-tax difference over the life of the partnership. However, the special allocation rules under section 704(c) of the Internal Revenue Code do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction, such as a sale. The effects of these allocations will be different for different Spieker Partnership unitholders and will depend, among other things, upon which, if any, properties those unitholders originally contributed to Spieker Partnership, and upon adjustments made to the book values of properties of Spieker Partnership while unitholders were partners.

      Liquidation of Spieker Partnership. If Spieker Partnership liquidates and dissolves, a distribution of Spieker Partnership property other than money and marketable securities generally will not result in taxable gain to a Spieker Partnership unitholder, except to the extent discussed above with respect to sections 704(c)(1)(B) and 737 of the Internal Revenue Code. The basis of any property distributed to a Spieker Partnership unitholder will equal the adjusted basis of the unitholder’s Spieker Partnership units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Spieker Partnership, however, will be taxable to a Spieker Partnership unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder’s share of partnership liabilities, exceeds the unitholder’s tax basis in its Spieker Partnership units.

      Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income. Individuals, estates, trusts and some closely held corporations and personal service corporations generally can deduct losses from “passive activities” only to the extent that those losses do not exceed the taxpayer’s income from passive activities. Generally, passive activities are activities or investments in which the taxpayer does not materially participate, which would include the ownership of interests in Spieker Partnership. If Spieker Partnership were classified as a publicly traded partnership under the Internal Revenue Code, any losses or deductions allocable to a Spieker Partnership unitholder could be used only against gains or income of Spieker Partnership and could not be used to offset passive income from other passive activities. Similarly, any Spieker Partnership income or gain allocable to a Spieker Partnership unitholder could not be offset with losses from other passive activities of the unitholder.

      In addition, a Spieker Partnership unitholder may not deduct its share of any Spieker Partnership losses to the extent that those losses exceed the lesser of:

•	the adjusted tax basis of its Spieker Partnership units at the end of Spieker Partnership’s taxable year in which the loss occurs; and

•	the amount for which such unitholder is considered “at-risk” at the end of that year.

      In general, a Spieker Partnership unitholder will be at-risk to the extent of its basis in its Spieker Partnership units, except to the extent that the unitholder acquired its units using nonrecourse debt. For these purposes, however, a unitholder’s basis in its Spieker Partnership units will include only the unitholder’s share of Spieker Partnership’s nonrecourse liabilities, as determined under section 752 of the Internal Revenue Code, that are considered “qualified nonrecourse financing” for purposes of these at-risk rules. A Spieker Partnership unitholder’s at-risk amount generally will increase or decrease as the adjusted basis in its Spieker Partnership units increases or decreases, except for increases or decreases attributable to Spieker Partnership liabilities that do not constitute qualified nonrecourse financing. If a Spieker Partnership unitholder is not allowed to use losses in a particular taxable year because of the application of the at-risk rules, the losses can be carried forward and may be used by the unitholder to offset income in a subsequent year to the extent that the unitholder’s adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year.

      The at-risk rules apply to:

•	an individual unitholder;

•	an individual shareholder or partner of a unitholder that is an S corporation or partnership; and

•	a unitholder that is a corporation if 50% or more of the value of that corporation’s stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

      Disposition of Spieker Partnership Units. If a Spieker Partnership unit is sold, transferred as a gift or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the Spieker Partnership unit that is disposed of. The amount realized on the disposition of a unit generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of Spieker Partnership liabilities allocated to the unit.

      A unitholder will realize gain on the disposition of a Spieker Partnership unit to the extent that the amount realized exceeds the unitholder’s basis for the Spieker Partnership unit. Because the amount realized includes any amount attributable to the relief from Spieker Partnership liabilities attributable to the unit, a unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the unit.

      Generally, gain recognized on the disposition of a Spieker Partnership unit will be capital gain. However, any portion of the Spieker Partnership unitholder’s amount realized on the disposition of a unit that is attributable to “unrealized receivables” of Spieker Partnership, as defined in section 751 of the Internal Revenue Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the unitholder’s share of unrealized receivables of Spieker Partnership exceeds the portion of the unitholder’s basis that is attributable to those assets. Unrealized receivables include, to the extent not previously included in Spieker Partnership’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if Spieker Partnership had sold its assets at their fair market value at the time of the redemption.

      For noncorporate unitholders, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 20%. However, a 25% rate applies to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules. The applicable Treasury regulations apply the

25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income. Accordingly, any gain on the sale of a Spieker Partnership unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by Spieker Partnership that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each Spieker Partnership unitholder should consult with its own tax advisor regarding the application of the 25% rate to a sale of Spieker Partnership units.

      Conversion of Spieker Partnership Units. If a Spieker Partnership unitholder exercises its right to convert its units into stock of Spieker Properties or to sell its units to Spieker Properties, the transaction will be a fully taxable sale to the unitholder. The amount realized by a unitholder on this kind of disposition of a Spieker Partnership unit will equal the sum of:

•	any cash received;

•	the fair market value of any Spieker Properties shares received; and

•	the amount of Spieker Partnership liabilities allocated to the unit exchanged.

      The unitholder’s taxable gain and the tax consequences of that gain would be determined as described above under “—Disposition of Spieker Partnership Units.”

      Redemptions of Spieker Partnership Units. If a Spieker Partnership unit is redeemed by Spieker Partnership for cash that is not contributed by Spieker Properties to effect the redemption, the unitholder’s tax treatment will depend upon whether or not the redemption results in a disposition of all of the unitholder’s Spieker Partnership units. If all of the unitholder’s Spieker Partnership units are redeemed, the unitholder’s taxable gain and the tax consequences of that gain generally will be determined as described above under “—Disposition of Spieker Partnership Units.” However, if less than all of a unitholder’s Spieker Partnership units are redeemed, the unitholder will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the unitholder’s amount realized (as determined above under “—Disposition of Spieker Partnership Units”) on the redemption exceeds the unitholder’s basis in all of its Spieker Partnership units immediately before the redemption.

      Partnership Audit Procedures. The federal income tax information returns filed by Spieker Partnership may be audited by the Internal Revenue Service. Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of adjustments by the Internal Revenue Service and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Internal Revenue Code provides for one partner to be designated as the “tax matters partner” for these purposes. Spieker Properties is the tax matters partner for Spieker Partnership. The tax matters partner is authorized, but not required, to take some actions on behalf of Spieker Partnership and the unitholders and can extend the statute of limitations for assessment of tax deficiencies against the Spieker Partnership unitholders with respect to Spieker Partnership items. The tax matters partner will make a reasonable effort to keep each unitholder informed of administrative and judicial tax proceedings with respect to Spieker Partnership items in accordance with Treasury regulations issued under section 6223 of the Internal Revenue Code. In connection with adjustments to Spieker Partnership tax returns proposed by the Internal Revenue Service, the tax matters partner may bind any unitholder with less than a 1% profits interest in Spieker Partnership to a settlement with the Internal Revenue Service unless the unitholder elects not to give that authority to the tax matters partner by filing a statement to that effect with the Internal Revenue Service. The tax matters partner may seek judicial review, to which all unitholders will be bound, of a final Spieker Partnership administrative adjustment. If the tax matters partner fails to seek judicial review, it may be sought by any unitholder having at least a 1% interest in the profits of Spieker Partnership and by unitholders having, in the aggregate, at least a 5% profits interest. Only one judicial proceeding will go forward, however, and each unitholder with an interest in the outcome may participate.

      Unitholders will generally be required to treat Spieker Partnership items on their federal income tax returns in a manner consistent with the treatment of the items on the Spieker Partnership information return. In general, that consistency requirement is waived if a unitholder files a statement with the Internal Revenue Service identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the unitholder to the treatment on the Spieker Partnership return. Even if the consistency requirement is waived, adjustments to the unitholder’s tax liability with respect to Spieker Partnership items may result from an audit of Spieker Partnership’s or the unitholder’s tax return. Intentional or negligent disregard of the consistency requirement may subject a unitholder to substantial penalties. In addition, an audit of the Spieker Partnership return may also lead to an audit of an individual unitholder’s tax return, which could result in adjustment of non-partnership items.

      Possible Future Election by Spieker Partnership to be Treated as an Electing Large Partnership. Spieker Partnership has not yet elected, but could elect in the future, to be treated as an “electing large partnership” for federal tax purposes. This election is available to partnerships that have 100 or more partners and meet other requirements set forth in the Internal Revenue Code. The election would entitle Spieker Partnership to use a simplified flow-through reporting system and a special audit system. Although Spieker Partnership has not made an election to be treated as an electing large partnership, Spieker Partnership may determine to make this election for future taxable years.

      Alternative Minimum Tax on Items of Tax Preference. The Internal Revenue Code contains alternative minimum tax rules that are applicable to corporate and noncorporate taxpayers. Spieker Partnership will not be subject to the alternative minimum tax, but Spieker Partnership unitholders are required to take into account on their own tax returns their respective shares of Spieker Partnership’s tax preference items and adjustments in order to compute their alternative minimum taxable income. Since the impact of this tax depends on each Spieker Partnership unitholder’s particular situation, the Spieker Partnership unitholders are urged to consult with their own tax advisors as to the applicability of the alternative minimum tax following the partnership merger.

      State and Local Taxes. In addition to the federal income tax aspects described above, a Spieker Partnership unitholder should consider the potential state and local tax consequences of owning Spieker Partnership units. Tax returns may be required and tax liability may be imposed both in the state or local jurisdictions where a Spieker Partnership unitholder resides and in each state or local jurisdiction in which Spieker Partnership has assets or otherwise does business. Thus, persons holding Spieker Partnership units either directly or through one or more partnerships or limited liability companies may be subject to state and local taxation in a number of jurisdictions in which Spieker Partnership directly or indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. Spieker Partnership also may be required to withhold state income tax from distributions otherwise payable to the Spieker Partnership unitholders. To the extent that a Spieker Partnership unitholder pays income tax with respect to Spieker Partnership income to a state where it is not resident or Spieker Partnership is required to pay such tax on behalf of such unitholder, the unitholder may be entitled to a deduction or credit against income tax that it otherwise would owe to its state of residence with respect to the same income. A Spieker Partnership unitholder should consult with its personal tax advisor regarding the state and local income tax implications of owning Spieker Partnership units, including return filing requirements in the various states where Spieker Partnership currently owns properties.